Calculation of Registration Fee

		Proposed	Proposed
	Amount	maximum	maximum
Title of each class of	to be	offering price	aggregate	Amount of
securities to be registered	registered (1)	per share	offering price	registration fee
Registered Shares, 1.16 Swiss francs par value	284,948	(2)	(2)	(2)

(1)	The Registered Shares set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of the Registrant’s Registered Shares that may become issuable as a result of any share splits, subdivisions, share dividends, bonus shares or similar events.

(2)	$521.87 in registration fees have previously been paid with respect to $9,352,446.32 proposed maximum aggregate offering price of securities that were registered by the Registrant under this Registration Statement No. 333-150764-01 on a Prospectus Supplement filed pursuant to Rule 424(b)(7) of the Securities Act on August 12, 2009. The 284,948 Registered Shares registered herein represent those securities that were previously registered but not sold under the Prospectus Supplement filed by the Registrant on August 12, 2009.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(7)
(To Prospectus Dated February 26, 2009)	Registration No. 333-150764-01
Weatherford International Ltd.
(a Swiss joint-stock corporation)
284,948 Registered Shares
     This prospectus supplement relates to up to 284,948 registered shares of Weatherford International Ltd., a Swiss joint-stock corporation, par value 1.16 Swiss francs per share, which we sometimes refer to as our registered shares, which may be offered for sale from time to time by the shareholders named under the heading “Selling Shareholders” beginning on page S-5, whom we refer to as the selling shareholders. We do not know when or in what amounts a selling shareholder may offer our registered shares for sale. The selling shareholders may sell all, some or none of our registered shares offered by this prospectus supplement. We will not receive any of the proceeds from the sale of our registered shares sold by the selling shareholders.
     Our registered shares are listed for trading on the New York Stock Exchange under the symbol “WFT.” The closing price of our registered shares on the New York Stock Exchange on September 23, 2009 was $21.88 per share.
     Investing in our registered shares involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5 of the accompanying prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 24, 2009.

Prospectus Supplement
Prospectus dated February 26, 2009
 S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholders and the terms on which they are offering and selling our registered shares. The second part is the accompanying prospectus dated February 26, 2009, which contains and incorporates by reference important business and financial information about us and other information about the offering. You should read this prospectus supplement and the accompanying prospectus, as well as any post-effective amendments to the registration statement of which the accompanying prospectus is a part, before you make any investment decision.
     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus.
     The selling shareholders may only offer to sell, and seek offers to buy, our registered shares in jurisdictions where offers and sales are permitted.
     In this prospectus supplement, unless otherwise expressly set forth or as the context otherwise indicates, the terms “Weatherford,” the “Company,” “we,” “our” and “us” refer to Weatherford International Ltd., a Swiss joint-stock corporation, and its subsidiaries.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995 about us. All statements other than statements of historical fact included in this prospectus supplement are forward-looking statements. Forward-looking statements may be found in this document regarding the financial position, business strategy, possible or assumed future results of operations, and other plans and objectives for our future operations. Except for our obligation to disclose material information under U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this prospectus supplement, or to report the occurrence of unanticipated events.
     Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” “projects,” “intends,” “will,” “will be,” “will likely result,” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” on page 5 of the accompanying prospectus, could affect the future results of our industry in general, and us in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements.
     From time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to publicly update or revise any forward-looking events or circumstances that may arise after the date of this prospectus supplement. The following sets forth the various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus supplement, the accompanying prospectus and our other disclosures. These risks and uncertainties include, but are not limited to, the following:
•	Global political, economic and market conditions could affect projected results. Our operating results and the forward-looking information we provide are based on our current assumptions about oil and natural gas supply and demand, oil and natural gas prices, rig count and other market trends. Our assumptions on these matters are in turn based on currently available information, which is subject to change. The oil and natural gas industry is extremely volatile and subject to change based on political and economic factors outside our control. Worldwide drilling activity, as measured by average worldwide rig counts, increased in each year from 2002 to 2008.

However, activity began declining in the fourth quarter of 2008, particularly in North America. The weakened global economic climate has resulted in lower demand and lower prices for oil and natural gas, which has reduced drilling and production activity and may therefore affect our future revenues and income. Our projections assume that the decline in North America rig activity reached its trough during the second quarter of 2009. However, we are not certain as to the timing of the recovery in activity. We cannot accurately predict how much lower commodity prices and drilling activity may go, or when they may recover. Worldwide drilling activity and global demand for oil and natural gas may also be affected by changes in governmental policies, laws and regulations related to environmental or energy security matters, including those addressing alternative energy sources and the risks of global climate change. We have assumed global demand will be down in 2009 compared to 2008. In 2009, worldwide demand may be significantly weaker than we have assumed.
•	Our ability to manage our workforce could affect our projected results. In a climate of decreasing demand, we are faced with managing our workforce levels to control costs without impairing our ability to provide service to our customers. Our forward-looking statements assume we will be able to do so.

•	Our long-term growth depends upon technological innovation and commercialization. Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology by leveraging our worldwide infrastructure. The key to our success will be our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to controlled pressure drilling and testing systems, expandable solid tubulars, expandable sand screens and intelligent well completion. Our forward-looking statements have assumed successful commercialization of, and above-average growth from, these new products and services, as well as legal protection of our intellectual property rights.

•	Nonrealization of expected benefits from our recent redomestication could affect our projected results. We operate through our various subsidiaries in numerous countries throughout the world including the United States. During the first quarter of 2009, we completed a transaction in which our former parent Bermuda company became a wholly-owned subsidiary of Weatherford International Ltd., a Swiss joint-stock corporation, and holders of common shares of the Bermuda company received one registered share of the Swiss company in exchange for each common share that they held. Consequently, we are or may become subject to changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the U.S., Bermuda, Switzerland or jurisdictions in which we or any of our subsidiaries operates or is resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions.

•	The cyclical nature of or a prolonged downturn in our industry could affect the carrying value of our goodwill. As of June 30, 2009, we had approximately $3.6 billion of goodwill. Our estimates of the value of our goodwill could be reduced in the future as a result of various factors, including market factors, some of which are beyond our control. Our forward-looking statements do not assume any future goodwill impairment. Any reduction in the fair value of our businesses may result in an impairment charge and therefore adversely affect our results.

•	Currency fluctuations could have a material adverse financial impact on our business. A material change in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from future changes in currency exchange rates.

•	Adverse weather conditions in certain regions could adversely affect our operations. In the summers of 2005 and 2008, the Gulf of Mexico suffered several significant hurricanes. These hurricanes and associated hurricane threats reduced the number of days on which we and our customers could operate, which resulted in lower revenues than we otherwise would have achieved. In parts of 2006, and particularly in the second quarters of

2007 and 2008, climatic conditions in Canada were not as favorable to drilling as we anticipated, which limited our potential results in that region. Similarly, unfavorable weather in Russia and in the North Sea could reduce our operations and revenues from that area during the relevant period. Our forward-looking statements assume weather patterns in our primary areas of operations will be conducive to our operations.
•	U.S. Government and internal investigations could affect our results of operations. We are currently involved in government and internal investigations involving various of our operations. These investigations are ongoing, and we cannot anticipate the timing, outcome or possible impact of these investigations, financial or otherwise. The governmental agencies involved in these investigations have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trading sanctions laws, the Foreign Corrupt Practices Act and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several public corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases fines and other penalties and sanctions in the tens and hundreds of millions of dollars. Under trading sanctions laws, the U.S. Department of Justice may also seek to impose modifications to business practices, including immediate cessation of all business activities in specific countries or other limitations that decrease our business, and modifications to compliance programs, which may increase compliance costs. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations. Additionally, during 2008, we incurred $56 million for costs in connection with our exit from certain sanctioned countries and, to date, we have incurred more than $88 million for legal and professional fees in connection with complying with and conducting these on-going investigations. This amount excludes the costs we have incurred to augment and improve our compliance function in 2008 and 2009. We will have additional charges related to these matters in future periods, which costs may include labor claims, contractual claims, penalties assessed by customers, and costs, fines, taxes and penalties assessed by the local governments, but we cannot quantify those charges or be certain of the timing of them.

•	Political disturbances, war, or terrorist attacks and changes in global trade policies could adversely impact our operations. We have assumed there will be no material political disturbances or terrorist attacks and there will be no material changes in global trade policies. Any further military action undertaken by the U.S. or other countries or political disturbances in the countries in which we conduct business could adversely affect our results of operations.

•	Current turmoil in the credit markets may reduce our access to capital or reduce the availability of financial risk-mitigation tools. In recent quarters, the worldwide credit markets have experienced almost unprecedented turmoil and uncertainty. Our forward-looking statements assume that the financial institutions that have committed to extend us credit will honor their commitments under our credit facilities. If one or more of those institutions becomes unwilling or unable to honor its commitments, our access to liquidity could be impaired and our cost of capital to fund growth could further increase. We use interest-rate and foreign-exchange swap transactions with financial institutions to mitigate certain interest-rate and foreign-exchange risks associated with our capital structure and our business. Our forward-looking statements assume that those tools will continue to be available to us. However, the failure of any swap counter party to honor a swap agreement could reduce the availability of these financial risk-mitigation tools or could result in the loss of expected financial benefits. In response to credit market conditions and the global economic and business environment, we have undertaken measures to reduce our use of capital going forward. Our forward-looking statements assume that we will operate with lower capital expenditures in 2009 than in 2008. However, as the business climate changes and if attractive opportunities for organic or acquisitive growth become available, we may spend capital selectively above the amounts we have budgeted.

•	Increases in the prices and availability of our raw materials could affect our results of operations. We use large amounts of raw materials for manufacturing our products. The price of these raw materials has a significant impact on our cost of producing products for sale or producing fixed assets used in our business. We have assumed that the prices of our raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw material costs or to realize the benefit of cost decreases in a timely fashion through our supply chain initiatives or pricing, our margins and results of operations could be adversely affected.

•	Nonrealization of expected benefits from our acquisitions could affect our projected results. We expect to gain certain business, financial and strategic advantages as a result of business acquisitions we undertake, including synergies and operating efficiencies. Our forward-looking statements assume that we will successfully integrate our business acquisitions and realize the benefits of that. An inability to realize expected strategic advantages as a result of any acquisition would negatively affect the anticipated benefits of the acquisition.
     Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information regarding risks and uncertainties, see our other filings with the SEC under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, available free of charge at the SEC’s website at www.sec.gov. Also see “Where You Can Find More Information” in the accompanying prospectus.

THE OFFERING
     The selling shareholders may offer all, some or none of our registered shares offered by this prospectus supplement. Please see “Plan of Distribution” in the accompanying prospectus.

Registered shares offered by the selling shareholders	Up to 284,948 registered shares.

Use of Proceeds	We will not receive any of the proceeds from this offering.

NYSE Symbol	“WFT”

Determination of Offering Price	The selling shareholders may sell all or any part of our registered shares offered hereby from time to time at those prices as they may determine at the time of sale.

Risk Factors	Before investing in our registered shares you should carefully read the information referred to under the heading “Risk Factors” on page 5 of the accompanying prospectus.
SELLING SHAREHOLDERS
     The information contained herein with respect to beneficial ownership has been furnished by each selling shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all registered shares shown as beneficially owned by them.
     Our registered shares registered hereby were acquired by the selling shareholders in connection with our purchase of certain businesses from them. Unless set forth in this section, to our knowledge, none of the selling shareholders has, or within the past three years has had, any material relationship with us or with any of our predecessors or affiliates.
     The percentage of ownership indicated in the following table is based on 737,085,102 registered shares issued and outstanding as of September 17, 2009. The following table sets forth information with respect to the selling shareholders and our registered shares beneficially owned by the selling shareholders that may be offered from time to time pursuant to this prospectus supplement. The selling shareholders may offer all, some or none of their registered shares. See “Plan of Distribution” in the accompanying prospectus.

		Maximum	Percentage of
		Number of	Registered Shares
	Number of	Registered Shares	Beneficially Owned
	Registered Shares	That May Be		If Maximum
	Beneficially	Offered By This	Before	Number of Shares
Name of Selling Shareholder	Owned	Prospectus	Offering	Offered are Sold
Ruairidh Andrew Cooper (a)	218,142	218,142	*	*
Drumoak Ltd (b)	66,806	66,806	*	*

*	Represents less than 1%

(a)	The address of the selling shareholder is Upper Balfour Cottage, Durris, Banchory. Scotland, UK AB31 6BJ. The selling shareholder also beneficially owns all of the issued share capital of Hamdeen Incorporated Limited.

(b)	The address of the selling shareholder is 8a The Village Walk, Onchan, Isle of Man, IM3 4EA. Ruairidh Andrew Cooper is the beneficial owner of all of the issued share capital of the selling shareholder.

PROSPECTUS
Weatherford International Ltd.
Registered Shares

     Certain selling shareholders may offer and sell our registered shares from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any registered shares are offered pursuant to this prospectus, the selling shareholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the name of each selling shareholder and the number of our registered shares to be sold by such selling shareholder. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our registered shares unless accompanied by a prospectus supplement.
     Our registered shares may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Our registered shares offered by this prospectus and the prospectus supplement may be offered by the selling shareholders directly to investors or to or through underwriters, dealers or other agents.
     We do not know when or in what amounts a selling shareholder may offer our registered shares for sale. The selling shareholders may sell all, some or none of our registered shares offered by this prospectus. We will not receive any of the proceeds from the sale of our registered shares sold by the selling shareholders.
     Our registered shares are listed for trading on the New York Stock Exchange under the symbol “WFT.”
     Our principal executive offices are located at Alpenstrasse 15, 6300 Zug, Switzerland, and our telephone number at that address is +41-41-729-4242. Our principal website is located at www.weatherford.com. Information on our website does not constitute part of this prospectus.
     Investing in our registered shares involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2009.

Prospectus
ABOUT THIS PROSPECTUS
     This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Weatherford International Ltd., 515 Post Oak Boulevard, Houston, Texas 77027, Attention: Corporate Secretary, (713) 693-4000.
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, one or more of the selling shareholders to be named in a prospectus supplement may offer and sell, from time to time, our registered shares. The selling shareholders will also be required to provide a prospectus supplement containing specific information about the selling shareholders and the terms on which they are offering and selling our registered shares. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.
     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.
     The selling shareholders may only offer to sell, and seek offers to buy, our registered shares in jurisdictions where offers and sales are permitted.
     In this prospectus, unless otherwise expressly set forth or as the context otherwise indicates, the terms “Weatherford,” “the Company,” “we,” “our” and “us” refer to Weatherford International Ltd., a Swiss joint-stock corporation, and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995 about us. All statements other than statements of historical fact included in this prospectus or any prospectus supplement are forward-looking statements. Forward-looking statements may be found in this document regarding the financial position, business strategy, possible or assumed future results of operations, and other plans and objectives for our future operations. Except for our obligation to disclose material information under U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this prospectus or any prospectus supplement, or to report the occurrence of unanticipated events.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” “projects,” “intends,” “will,” “will be,” “will likely result,” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” and elsewhere in this document, could affect the future results of our industry in general, and us in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements.

From time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to publicly update or revise any forward-looking events or circumstances that may arise after the date of this prospectus. The following sets forth the various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, the following:

•	Global political, economic and market conditions could affect projected results. Our operating results and the forward-looking information we provide are based on our current assumptions about oil and natural gas supply and demand, oil and natural gas prices, rig count and other market trends. Our assumptions on these matters are in turn based on currently available information, which is subject to change. The oil and natural gas industry is extremely volatile and subject to change based on political and economic factors outside our control. Worldwide drilling activity, as measured by average worldwide rig counts, increased in each year from 2002 to 2008. However, activity began declining in the fourth quarter of 2008, particularly in North America. The current global economic climate has resulted in lower demand and lower prices for oil and natural gas, which has reduced drilling and production activity and may therefore affect our future revenues and income. We cannot accurately predict how much lower commodity prices and drilling activity may go, or when they may recover. Worldwide drilling activity and global demand for oil and natural gas may also be affected by changes in governmental policies, laws and regulations related to environmental or energy security matters, including those addressing alternative energy sources and the risks of global climate change. We have assumed global demand will be down slightly in 2009 compared to 2008. In 2009, worldwide demand may be significantly weaker than we have assumed.

•	Our ability to manage our workforce could affect our projected results. In a climate of decreasing demand, we are faced with managing our workforce levels to control costs without impairing our ability to provide service to our customers. Our forward-looking statements assume we will be able to do so.

•	Increases in the prices and availability of our raw materials could affect our results of operations. We use large amounts of raw materials for manufacturing our products. The price of these raw materials has a significant impact on our cost of producing products for sale or producing fixed assets used in our business. We have assumed that the prices of our raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw material costs or to realize the benefit of cost decreases in a timely fashion through our supply chain initiatives or pricing, our margins and results of operations could be adversely affected.

•	Our long-term growth depends upon technological innovation and commercialization. Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology by leveraging our worldwide infrastructure. The key to our success will be our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to controlled pressure drilling and testing systems, expandable solid tubulars, expandable sand screens and intelligent well completion. Our forward-looking statements have assumed successful commercialization of, and above-average growth from, these new products and services, as well as legal protection of our intellectual property rights.

•	Nonrealization of expected benefits from our 2002 corporate reincorporation could affect our projected results. We currently are incorporated in Bermuda and we operate through our various subsidiaries in numerous countries throughout the world including the United States. We anticipate that, during the first quarter of 2009, we will complete a transaction in which our parent Bermuda company will become a wholly-owned subsidiary of Weatherford International Ltd., a Swiss joint-stock company, and holders of our common shares will receive one registered share of the Swiss company in exchange for each of our common shares that they hold. Consequently, we are or may become subject to changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the U.S., Bermuda, Switzerland or jurisdictions in which we or any of our subsidiaries operates or is resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions.

•	Nonrealization of expected benefits from our acquisitions could affect our projected results. We expect to gain certain business, financial and strategic advantages as a result of business acquisitions we undertake, including synergies and operating efficiencies. Our forward-looking statements assume that we will successfully integrate our business acquisitions and realize the benefits of that. An inability to realize expected strategic advantages as a result of any acquisition would negatively affect the anticipated benefits of the acquisition.

•	The cyclical nature of or a prolonged downturn in our industry could affect the carrying value of our goodwill. As of December 31, 2008, we had approximately $3.5 billion of goodwill. Our estimates of the value of our goodwill could be reduced in the future as a result of various factors, including market factors, some of which are beyond our control. Our forward-looking statements do not assume any future goodwill impairment. Any reduction in the fair value of our businesses may result in an impairment charge and therefore adversely affect our results.

•	Currency fluctuations could have a material adverse financial impact on our business. A material change in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from future changes in currency exchange rates.

•	Adverse weather conditions in certain regions could adversely affect our operations. In the summers of 2005 and 2008, the Gulf of Mexico suffered several significant hurricanes. These hurricanes and associated hurricane threats reduced the number of days on which we and our customers could operate, which resulted in lower revenues than we otherwise would have achieved. In parts of 2006, and particularly in the second quarters of 2007 and 2008, climatic conditions in Canada were not as favorable to drilling as we anticipated, which limited our potential results in that region. Similarly, unfavorable weather in Russia and in the North Sea could reduce our operations and revenues from that area during the relevant period. Our forward-looking statements assume weather patterns in our primary areas of operations will be conducive to our operations.

•	U.S. Government and internal investigations could affect our results of operations. We are currently involved in government and internal investigations involving various of our operations. These investigations are ongoing, and we cannot anticipate the timing, outcome or possible impact of these investigations, financial or otherwise. The governmental agencies involved in these investigations have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trading sanctions laws, the Foreign Corrupt Practices Act and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several public corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases fines and other penalties and sanctions in the tens and hundreds of millions of dollars. Under trading sanctions laws, the Department of Justice (“DOJ”) may also seek to impose modifications to business practices, including immediate cessation of all business activities in specific countries or other limitations that decrease our business, and modifications to compliance programs, which may increase compliance costs. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations. Additionally, during 2008, we incurred $56 million for costs in connection with our exit from sanctioned countries and $47 million for legal and professional fees incurred in connection with complying with and conducting these on-going investigations. We will have additional charges related to these matters in future periods, which costs may include labor claims, contractual claims, penalties assessed by customers, and costs, fines, taxes and penalties assessed by the local governments, but we cannot quantify those charges or be certain of the timing of them.

•	Political disturbances, war, or terrorist attacks and changes in global trade policies could adversely impact our operations. We have assumed there will be no material political disturbances or terrorist attacks and there will be no material changes in global trade policies. Any further military action undertaken by the U.S. or other countries or political disturbances in the countries in which we conduct business could adversely affect our results of operations.

•	Current turmoil in the credit markets may reduce our access to capital or reduce the availability of financial risk-mitigation tools. In recent quarters, the worldwide credit markets have experienced almost unprecedented turmoil and uncertainty. Our forward-looking statements assume that the financial institutions that have committed to extend us credit will honor their commitments under our credit facilities. If one or more of those institutions becomes unwilling or unable to honor its commitments, our access to liquidity could be impaired and our cost of capital to fund growth could further increase. We use interest-rate and foreign-exchange swap transactions with financial institutions to mitigate certain interest-rate and foreign-exchange risks associated with our capital structure and our business. Our forward-looking statements assume that those tools will continue to be available to us. However, the failure of any swap counter party to honor a swap agreement could reduce the availability of these financial risk-mitigation tools or could result in the loss of expected financial benefits. In response to credit market conditions and the global economic and business environment, we have undertaken measures to reduce our use of capital going forward. Our forward-looking statements assume that we will operate with lower capital expenditures in 2009 than in 2008. However, as the business climate changes and if attractive opportunities for organic or acquisitive growth become available, we may spend capital selectively above the amounts we have budgeted.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information regarding risks and uncertainties, see our other filings with the SEC under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, available free of charge at the SEC’s website at www.sec.gov. Also see “Where You Can Find More Information” below.

THE COMPANY
     We are one of the world’s leading providers of equipment and services used for the drilling, completion and production of oil and natural gas wells. We were originally incorporated in Delaware in 1972, and as a result of our corporate reorganization in 2002, were incorporated in Bermuda until February 2009. As a result of our corporate redomestication in February 2009, we are now incorporated in Switzerland as a joint-stock corporation. Many of our businesses have been operating for more than 50 years.
     We operate in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world.
RISK FACTORS
     There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in the Annual Report of Weatherford Bermuda on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
USE OF PROCEEDS
     The selling shareholders will receive all of the proceeds from the sale of our registered shares offered by this prospectus. We will not receive any of the proceeds from the sale of our registered shares offered hereby.
SELLING SHAREHOLDERS
     The selling shareholders will be named in the accompanying prospectus supplement, along with information regarding the beneficial ownership of our registered shares by such selling shareholders, the number of shares being offered by such selling shareholders and the number of shares beneficially owned by such selling shareholders after the applicable offering. We will not receive any proceeds from the sale of our registered shares by the selling shareholders.

PLAN OF DISTRIBUTION
     The selling shareholders, or their pledgees, donees, transferees, or any of their successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our registered shares;

•	through the distribution of the securities by any selling shareholder to its partners, members or shareholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.
     For example, the selling shareholders may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     From time to time, one or more of the selling shareholders may charge, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The chargees, pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. As and when a selling shareholder takes such actions, the number of securities offered under this prospectus on behalf of such selling shareholder will decrease. The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged.
     A selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the securities offered under this prospectus may be used to cover short sales. A selling shareholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-

dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan the securities offered hereby to a broker-dealer, and the broker-dealer may sell the loaned securities pursuant to this prospectus.
     A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
     To the extent required under the Securities Act, the aggregate amount of selling shareholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
     The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We have agreed to indemnify in certain circumstances certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
     Certain of the securities offered hereby were originally issued to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time.
     We will not receive any proceeds from sales of any securities by the selling shareholders. We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

DESCRIPTION OF SHARE CAPITAL
For a full description of our registered shares please see the documents identified in the section “Where You Can Find More Information” in this prospectus.

LEGAL MATTERS
     The validity of the registered shares offered by this prospectus will be passed upon for us by our special Swiss counsel, Baker & McKenzie Geneva.
EXPERTS
     The consolidated financial statements of Weatherford Bermuda appearing in Weatherford Bermuda’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the financial statement schedule appearing therein), and the effectiveness of Weatherford Bermuda’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the registered shares offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the registered shares offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31339). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our web site at http://www.weatherford.com. Information on our website is not incorporated by reference in this prospectus. You may also read and copy at prescribed rates any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.
     Our registered shares are listed on the New York Stock Exchange under the symbol “WFT.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.
     The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed), and any amendments thereto:
•	Weatherford Bermuda’s annual report on Form 10-K for the year ended December 31, 2008 (File No. 1-31339);

•	Weatherford Bermuda’s current reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 6, 2009, January 8, 2009, January 15, 2009, February 10, 2009 and February 26, 2009 (File No. 1-31339);

•	our current report on Form 8-K (other than information furnished rather than filed), filed with the SEC on February 26, 2009; and

•	the description of our registered shares, par value 1.16 Swiss francs per share, contained in Item 8.01 of our Current Report on Form 8-K filed with the SEC on February 26, 2009; including any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:
Weatherford International Ltd.
Attention: U.S. Investor Relations
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000